                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



      Date of Report (Date of earliest event reported):  October 17, 1995



                        AMERICAN HEALTH PROPERTIES, INC.
             (Exact name of registrant as specified in its charter)



          DELAWARE                     1-9381                     95-4084878
(State or other jurisdiction        (Commission                 (IRS Employer
      of incorporation)             File Number)             Identification No.)



    6400 SOUTH FIDDLER'S GREEN CIRCLE, SUITE 1800
                ENGLEWOOD, COLORADO                                 80111
      (Address of principal executive offices)                   (Zip Code)



      Registrant's telephone number, including area code:  (303) 796-9793

Item 5.  Other Events.

         The Company recently declared dividends of $.495 per share on the Company's Common Stock and $.80 per share on the Company's Psychiatric Group Depositary Shares payable on November 10, 1995 to shareholders of record on October 27, 1995. In addition, the Company reported its third quarter financial results as follows:

                        AMERICAN HEALTH PROPERTIES, INC.
                 SELECTED FINANCIAL INFORMATION - THIRD QUARTER
                     (In thousands, except per share data)

                                  (unaudited)

                                                     Consolidated                 Core Group               Psychiatric Group
                                             ----------------------       ----------------------      ------------------------
                                                                     Three Months Ended September 30,
                                            ----------------------------------------------------------------------------------
                                                 1995          1994           1995          1994       1995(1)            1994
                                                 ----          ----           ----          ----       ----               ----
 REVENUES
 Rental income                               $ 17,182      $ 17,033       $ 16,501      $ 14,942       $   681        $  2,091
 Mortgage interest income                       2,079         1,444            609             -         1,470           1,444
 Additional rental and interest income          2,769         2,442          2,543         2,207           226             235
 Other interest income                            375           855            218           574           157             281
 Interest on loans to Psychiatric Group             -             -            433         1,047             -               -
                                            ---------     ---------      ---------     ---------     ---------       ---------
                                               22,405        21,774         20,304        18,770         2,534           4,051
                                            ---------     ---------      ---------     ---------     ---------       ---------

 EXPENSES
 Depreciation and amortization                  3,674         3,323          3,488         3,088           186             235
 Interest expense                               7,126         6,409          7,126         6,409             -               -
 Interest on loans from Core Group                  -             -              -             -           433           1,047
 General and administrative                     1,664         1,566          1,398         1,273           266             293
 Targeted stock issuance costs                      -             -              -             -             -               -
 Write-down of real estate investments              -             -              -             -             -               -
                                            ---------     ---------      ---------     ---------     ---------       ---------
                                               12,464        11,298         12,012        10,770           885           1,575
                                            ---------     ---------      ---------     ---------     ---------       ---------

 MINORITY INTEREST                                 57            81             57            81             -               -
                                            ---------     ---------      ---------     ---------     ---------       ---------

 NET INCOME                                 $   9,884     $  10,395      $   8,235     $   7,919     $   1,649       $   2,476
                                            ---------     ---------      ---------     ---------     ---------       ---------

 FUNDS FROM OPERATIONS (2)                  $  13,938     $  14,061      $  12,085     $  11,308     $   1,853       $   2,753
                                            ---------     ---------      ---------     ---------     ---------       ---------

 PER SHARE AMOUNTS (3)
 Net Income                                                              $    0.39     $    0.38     $    0.79       $    1.19
 Funds From Operations                                                   $    0.58     $    0.54     $    0.89       $    1.32
 Dividends                                                               $   0.495     $   0.475     $    0.80       $    1.00

 AVERAGE SHARES OUTSTANDING                                                 20,920        20,872         2,091           2,087

---------------

(1) Base rental and interest income from the Psychiatric Group decreased in 1995 principally due to the sale of three facilities and the restructuring of the obligations relating to two other facilities.
(2) Funds From Operations is defined as net income (loss), excluding gains (losses) from sales of property, adjusted for write-downs of mortgage notes and certain other non-cash items, primarily depreciation and amortization. This definition conforms to a definition of funds from operations previously adopted by NAREIT. NAREIT recently adopted a modified definition of funds from operations and has recommended that the new definition be used commencing January 1, 1996. The primary differences between the old and new NAREIT definitions of funds from operations are amortization of debt issuance costs and non-cash stock compensation expense. Funds From Operations does not represent cash generated from operating activities in accordance with generally accepted accounting principles, is not necessarily indicative of cash available to fund cash needs and should not be considered as an alternative to net income as an indicator of the Company's operating performance or as an alternative to cash flow as a measure of liquidity.
(3) For purposes of computing per share and weighted average data for periods prior to the July 21, 1995 distribution of Psychiatric Group Stock, the number of shares of Common Stock are assumed to be the same as the corresponding number of shares of Common Stock outstanding prior to July 21, 1995, while the number of Depositary Shares are assumed to be one-tenth of the corresponding number of shares of Common Stock outstanding prior to July 21, 1995.

                        AMERICAN HEALTH PROPERTIES, INC.
                 SELECTED FINANCIAL INFORMATION - YEAR TO DATE
                     (In thousands, except per share data)

                                  (unaudited)

                                                  Consolidated                 Core Group               Psychiatric Group
                                             ----------------------       ----------------------      ------------------------
                                                                     Nine Months Ended September 30,
                                            ----------------------------------------------------------------------------------
                                                 1995          1994           1995          1994       1995(1)            1994
                                                 ----          ----           ----          ----       ----               ----
 REVENUES
 Rental income                               $ 50,477      $ 50,439       $ 48,105      $ 44,166      $  2,372       $   6,273
 Mortgage interest income                       5,018         4,334            609             -         4,409           4,334
 Additional rental and interest income          8,122         7,165          7,570         6,660           552             505
 Other interest income                          2,492         3,042          1,959         2,293           533             749
 Interest on loans to Psychiatric Group             -             -          1,602         3,124             -               -
                                            ---------     ---------      ---------     ---------     ---------       ---------
                                               66,109        64,980         59,845        56,243         7,866          11,861
                                            ---------     ---------      ---------     ---------     ---------       ---------

 EXPENSES
 Depreciation and amortization                 10,667        10,655         10,051         9,078           616           1,577
 Interest expense                              20,860        19,228         20,860        19,228             -               -
 Interest on loans from Core Group                  -             -              -             -         1,602           3,124
 General and administrative                     4,967         3,929          4,298         3,211           669             718
 Targeted stock issuance costs                    300             -              -             -           300               -
 Write-down of real estate investments              -        30,000              -             -             -          30,000
                                            ---------     ---------      ---------     ---------     ---------       ---------
                                               36,794        63,812         35,209        31,517         3,187          35,419
                                            ---------     ---------      ---------     ---------     ---------       ---------
 MINORITY INTEREST                                219           245            219           245             -               -
                                            ---------     ---------      ---------     ---------     ---------       ---------

 NET INCOME (LOSS)                          $  29,096     $     923      $  24,417     $  24,481     $   4,679       $ (23,558)
                                            ---------     ---------      ---------     ---------     ---------       ---------

 FUNDS FROM OPERATIONS (2)                  $  41,350     $  41,893      $  35,655     $  33,877     $   5,695       $   8,016
                                            ---------     ---------      ---------     ---------     ---------       ---------

 PER SHARE AMOUNTS (3)
 Net Income (Loss)                                                       $    1.17     $    1.17     $    2.24       $  (11.30)
 Funds From Operations                                                   $    1.71     $    1.62     $    2.72       $    3.84
 Dividends                                                               $   1.485     $   1.399     $    2.40       $    3.26

 AVERAGE SHARES OUTSTANDING                                                 20,911        20,848         2,091           2,085

 BALANCE SHEET INFORMATION (AT PERIOD
 END)
 Total Assets                               $ 603,623     $ 584,312(4)   $ 553,355     $ 532,083     $  64,623       $  86,098
 Total Debt                                 $ 280,323     $ 251,609      $ 280,323     $ 251,609     $  14,355       $  33,869
 Total Shareholders' Equity                 $ 300,821     $ 310,628      $ 252,834     $ 261,168     $  47,987       $  49,460

---------------
(1) Base rental and interest income from the Psychiatric Group decreased in 1995 principally due to the sale of three facilities and the restructuring of the obligations relating to two other facilities.

(2) Funds From Operations is defined as net income (loss), excluding gains (losses) from sales of property, adjusted for write-downs of mortgage notes and certain other non-cash items, primarily depreciation and amortization. This definition conforms to a definition of funds from operations previously adopted by NAREIT. NAREIT recently adopted a modified definition of funds from operations and has recommended that the new definition be used commencing January 1, 1996. The primary differences between the old and new NAREIT definitions of funds from operations are amortization of debt issuance costs and non-cash stock compensation expense. Funds From Operations does not represent cash generated from operating activities in accordance with generally accepted accounting principles, is not necessarily indicative of cash available to fund cash needs and should not be considered as an alternative to net income as an indicator of the Company's operating performance or as an alternative to cash flow as a measure of liquidity.
(3) For purposes of computing per share and weighted average data for periods prior to the July 21, 1995 distribution of Psychiatric Group Stock, the number of shares of Common Stock are assumed to be the same as the corresponding number of shares of Common Stock outstanding prior to July 21, 1995, while the number of Depositary Shares are assumed to be one-tenth of the corresponding number of shares of Common Stock outstanding prior to July 21, 1995.

CONSOLIDATED FINANCIAL RESULTS:

            On a consolidated basis, gross revenues increased to $22.4 million in the third quarter of 1995 compared to $21.8 million for the third quarter of 1994. Net income for the third quarter was $9.9 million versus $10.4 million for 1994. Funds from operations in the third quarter of 1995 were $13.9 million compared to $14.1 million for the third quarter of 1994.

            For the nine months ended September 30, 1995, gross revenues were $66.1 million compared to gross revenues in 1994 of $65 million. Net income was $29.1 million for the first nine months of 1995 compared to net income of $923,000 in the previous year. Funds from operations for the first nine months of 1995 were $41.4 million compared to $41.9 million for the first nine months of 1994.

            During 1994 and 1995, there were a number of one time items that impacted the financial results. Net income and funds from operations for 1994 include $710,000 of fee income related to the prepayment of a construction loan. Expenses for 1994 were reduced by $750,000 as a result of the reversal of a corporate relocation accrual recorded in the fourth quarter of 1993. Net income in 1994 reflects a write-down of Psychiatric Group real estate investments of $30 million, taken as a result of increasingly negative trends in the psychiatric industry. Expenses for 1995 include an additional $300,000 related to the distribution of Psychiatric Group Preferred Stock. Funds from operations exclude the write-down of Psychiatric Group real estate investments and the aforementioned non-recurring expenses.

CORE GROUP FINANCIAL DETAIL:

            The Core Group reported gross revenues of $20.3 million in the third quarter of 1995 compared to $18.8 million in the third quarter of 1994, an increase of 8.2 percent. Net income for the third quarter of 1995 was $8.2 million ($.39 per share) versus $7.9 million ($.38 per share) for the third quarter of 1994. Core Group funds from operations in the third quarter of 1995 were $12.1 million ($.58 per share) as compared to $11.3 million ($.54 per share) in the third quarter of 1994. On a per share basis, funds from operations increased 7.4 percent in the quarter. The Core Group quarterly dividend of $.495 per share represents a payout ratio of approximately 85 percent of funds from operations.

            For the nine months ended September 30, 1995, gross revenues increased 6.4 percent from $56.2 million to $59.8 million. Net income was $24.4 million ($1.17 per share) in the first nine months of 1995 compared to $24.5 million ($1.17 per share) in the first nine months of 1994. Funds from operations were $35.7 million ($1.71 per share) for the first nine months of 1995 as compared to $33.9 million ($1.62 per share) for the first nine months of 1994.

            Additional rent of $2.5 million and $7.6 million for the third quarter and first nine months of 1995, respectively, represents a 15% and 14% increase over the comparable periods in 1994. These increases come from both new acquisitions and existing properties.

PSYCHIATRIC GROUP FINANCIAL DETAIL:

            The Psychiatric Group reported gross revenues of $2.5 million for the third quarter of 1995 compared to $4.1 million for the same period in 1994. Net income for the third quarter of 1995 was $1.6 million ($.79 per depositary share) versus $2.5 million ($1.19 per depositary share) for the third quarter of 1994. Psychiatric Group funds from operations in the third quarter of 1995 were $1.9 million ($.89 per depositary share) as compared to $2.8 million ($1.32 per depositary share) in the third quarter of 1994. On a per share basis, funds from operations decreased 33%.

            For the nine months ended September 30, 1995, gross revenues were $7.9 million compared to $11.9 million in 1994. Net income was $4.7 million ($2.24 per depositary share) for the first nine months of 1995 compared to a net loss of $23.6 million (($11.30) per depositary share) in the first nine months of 1994. Funds from operations were $5.7 million ($2.72 per depositary share) for the first nine months of 1995 as compared to $8 million ($3.84 per depositary share) for the first nine months of 1994.

            Psychiatric Group results for 1995 reflect the decrease in revenue from the sale of three psychiatric hospitals in October 1994 and February 1995 and the restructuring of two leases related to psychiatric hospital investments effective January 1, 1995.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(c)         Exhibits

10.1        Third Amendment To Credit Agreement dated May 17, 1995.


            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  October 17, 1995                 AMERICAN HEALTH PROPERTIES, INC.
                                        (Registrant)



                                        By: /s/ Michael J. McGee
                                           -----------------------------------
                                              Michael J. McGee
                                              Treasurer

                                EXHIBIT INDEX



EXHIBIT
NUMBER               EXHIBIT DESCRIPTION                                PAGE
-------              -------------------                                ----
 10.1        Third Amendment To Credit Agreement dated May 17, 1995.